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                                                                   Exhibit 23.6



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We hereby consent to the use in this Registration Statement on Form S-4 of Aircraft Finance Trust and subsidiaries of our report dated June 22, 1999 relating to the balance sheet of Aircraft Finance Trust and subsidiaries, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP
______________________________
    PRICEWATERHOUSECOOPERS LLP


Fort Lauderdale, Florida
July 1, 1999